Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, $0.0001 par value, of ZAIS Financial Corp., a Maryland corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  June 23, 2016

Almitas Opportunity Fund LP

By:	Almitas Capital LLC
General Partner

By:	/s/ Ronald Mass
	Name:	Ronald Mass
	Title:	Managing Principal

Almitas Capital LLC

By:	/s/ Ronald Mass
	Name:	Ronald Mass
	Title:	Managing Principal

/s/ Ronald Mass
Ronald Mass